EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134113 and No. 333-177285) of Ryder System, Inc. of our report dated June 17, 2013 relating to the financial statements of Ryder System, Inc. 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

June 17, 2013